PBF Energy Announces First Quarter 2026 Results, Declares Dividend of $0.275 per Share
and Update on Restart of Martinez Refinery

•First quarter income from operations of $299.6 million (excluding special items, first quarter loss from operations of $108.4 million, including a $208.8 million mark-to-market derivative loss)
•Martinez Refinery restart progressing with full planned rates expected in early May
•Declared quarterly dividend of $0.275 per share
•PBF received a fourth unallocated installment of $106.5 million related to the Martinez refinery fire

PARSIPPANY, NJ - April 30, 2026 - PBF Energy Inc. (NYSE:PBF) today reported first quarter 2026 income from operations of $299.6 million as compared to loss from operations of $511.2 million for the first quarter of 2025. Excluding special items, first quarter 2026 loss from operations was $108.4 million as compared to loss from operations of $441.8 million for the first quarter of 2025.

The company reported first quarter 2026 net income of $200.2 million and net income attributable to PBF Energy Inc. of $198.3 million or $1.65 per share. This compares to net loss of $405.9 million and net loss attributable to PBF Energy Inc. of $401.8 million or $(3.53) per share for the first quarter 2025. Non-cash special items included in the first quarter 2026 results, which increased net income by a net, after-tax benefit of $302.0 million, or $2.53 per share, primarily consisted of PBF LCM ("lower-of-cost-or-market") inventory adjustment, gains on insurance recoveries associated with the February 1, 2025 fire at the Martinez refinery (the "Martinez refinery fire"), and our share of the St. Bernard Renewables LLC ("SBR") LCM inventory adjustment, partially offset by expenses associated with the Martinez refinery fire, and costs related to PBF's Refinery Business Improvement initiative ("RBI"). Adjusted fully-converted net loss for the first quarter 2026, excluding special items, was $102.4 million, or $(0.88) per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net loss, excluding special items, of $353.6 million or $(3.09) per share, for the first quarter 2025.

Matt Lucey, PBF's President and CEO, said, “Following a year of extensive work and exhaustive efforts by all involved, our Martinez refinery is returning to full operations at a time when the markets are calling for products from all available sources. The team at Martinez conducted repairs as expeditiously as possible and, more importantly, safely.” Mr. Lucey continued, “The rest of our refineries operated well through the first quarter, battling severe cold at times, and we also completed a significant turnaround at our Torrance refinery. We continue to improve our overall cost structure through the implementation of our Refining Business Improvement initiative and remain dedicated to the continuous improvement of our operations, efficiency, and reliability.”

Mr. Lucey concluded, “Beyond the elements of our business we can control, the commodity markets and refining environment were historically turbulent during the first quarter, and that looks like it will persist in the near-term. However, the underlying fundamentals for refining remain strong with tight global supply and demand balances. In these volatile markets, our underlying commitment, as always, is to safe, reliable and responsible operations.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.275 per share of Class A common stock on May 29, 2026, to shareholders of record at the close of business on May 14, 2026.

Martinez Refinery Update
Following completion of the construction activities in February, assets were transferred to Refinery Operations for commissioning and restart. The startup process extended beyond previous expectations due to the volume of safety and process checks required to ensure successful restoration of full operations. The Alkylation unit and Cat Feed Hydrotreater were successfully restarted and are producing finished products and intermediates required for the sequential startup of downstream units. The Fluid Catalytic Cracking unit is now in the restart process and expected to be producing finished products in early May.

As previously disclosed, the company expects the fire-related cost of restoring the refinery to full operational status will largely be covered by insurance, subject to the company’s deductible and retentions totaling $30 million. Further, beyond the initial 60-day waiting period, the company expects that its business interruption insurance will significantly offset the financial loss resulting from the downtime through the restart of the refinery. This coverage commenced on April 3, 2025. In the first quarter, PBF's insurers paid a fourth, unallocated, installment of insurance proceeds of $106.5 million, totaling $1.0 billion of unallocated insurance reimbursements received to date, net of deductibles and retentions. The timing and amount of any agreed future payments will be dependent on the quantum of actual, covered expenditures and calculated losses.

PBF Guidance Update and Outlook
We are committed to running all of our assets in a safe, reliable and environmentally responsible manner, and continuing to progress our RBI program, which is focused on improving reliability and efficiency across our system. In 2025, the RBI program generated in excess of $230 million of run-rate cost improvements and that total is expected to grow to more than $350 million of run-rate cost improvements by year-end 2026. The RBI program is an ongoing, sustained initiative that continues to gain momentum in improving PBF's cost structure and we expect to continue this effort beyond our current goals. Concurrent with the goal of improving system-wide reliability and efficiency, we expect to realize the benefits of the RBI program in our refinery operating expenses and our capital and turnaround programs.

At quarter-end, we had approximately $542 million of cash and approximately $2.3 billion of net debt. We paid approximately $32 million in dividends in 2026.

Timing of planned maintenance and throughput ranges provided reflect current expectations and are subject to change based on market conditions and other factors. Current throughput expectations are included in the table below.

Expected throughput ranges (barrels per day)
	Second Quarter 2026
	Low	High
East Coast	280,000	300,000
Mid-continent	145,000	155,000
Gulf Coast	175,000	185,000
West Coast	250,000	270,000
Total	850,000	910,000

Guidance provided constitutes forward-looking information and is based on current PBF Energy operating plans, company assumptions, and company configuration. Year-to-date actual throughput and quarterly guidance should be used to adjust full-year expectations. All figures and timelines are subject to change based on a variety of factors, including market and macroeconomic factors, as well as company strategic decision-making and overall company performance.
Renewable Diesel
SBR averaged approximately 16,700 barrels per day of renewable diesel production in the first quarter. Renewable diesel production for the second quarter is expected to average approximately 15,000 to 16,000 barrels per day. Additionally, a catalyst change was completed at SBR in April 2026.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA, net debt, net debt to capitalization ratio and net debt to capitalization ratio excluding special items. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies.

See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, April 30, 2026, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (800) 549-8228 or (646) 564-2877. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements, and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company's expectations with respect to its plans, objectives, expectations, and intentions with respect to the full and partial restart of the Martinez refinery following the Martinez refinery fire, the timing of such restart, the throughput of the Martinez refinery and anticipated insurance recoveries related to the Martinez refinery fire, the amount and the timing of cost savings and operational efficiencies to be achieved through the Company’s RBI Initiative as well as the Company's future earnings and operations overall, including those of our 50-50 equity method investment in SBR. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.

Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable fuel production, and to realize the benefits from such acquisitions or investments; our ability to close divestitures and the timing thereof; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; tariffs and other trade measures and their effects on trading relationships; global geopolitical and other conflicts and tensions; and the impact of market conditions, unanticipated developments, adverse outcomes with respect to regulatory approvals or matters or litigation, changes in laws or regulations, political developments and other events that are adverse to or restrict refining and marketing operations or could otherwise negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey, and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended
	March 31,
	2026	2025
Revenues	$7,904.3	$7,066.4
Cost and expenses:
Cost of products and other	6,781.9	6,587.1
Operating expenses (excluding depreciation and amortization expense as reflected below)	688.9	731.8
Depreciation and amortization expense	155.0	167.7
Cost of sales	7,625.8	7,486.6
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	89.6	70.4
Depreciation and amortization expense	3.8	3.6
Gain on insurance recoveries, net	(106.5)	—
Equity (gain) loss in investee	(8.3)	17.0
Loss on sale of assets	0.3	—
Total cost and expenses	7,604.7	7,577.6
Income (loss) from operations	299.6	(511.2)
Other income (expense):
Interest expense (net of interest income of $3.5 and $4.5, respectively)	(42.1)	(36.9)
Other non-service components of net periodic benefit cost	1.0	0.3
Income (loss) before income taxes	258.5	(547.8)
Income tax expense (benefit)	58.3	(141.9)
Net income (loss)	200.2	(405.9)
Less: net income (loss) attributable to noncontrolling interest	1.9	(4.1)
Net income (loss) attributable to PBF Energy Inc. stockholders	$198.3	$(401.8)

Net income (loss) available to Class A common stock per share:
Basic	$1.69	$(3.53)
Diluted	$1.65	$(3.53)
Weighted-average shares outstanding-basic	117,194,615	113,754,290
Weighted-average shares outstanding-diluted	120,581,062	114,617,070

Dividends per common share	$0.275	$0.275

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$199.6	$(404.9)
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$1.65	$(3.53)
Adjusted fully-converted shares outstanding - diluted (Note 6)	120,581,062	114,617,070

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended
	March 31,
	2026	2025
Net income (loss) attributable to PBF Energy Inc. stockholders	$198.3	$(401.8)
Less: Income allocated to participating securities	—	—
Income (loss) available to PBF Energy Inc. stockholders - basic	198.3	(401.8)
Add: Net income (loss) attributable to noncontrolling interest (Note 2)	1.8	(4.1)
Less: Income tax (expense) benefit (Note 3)	(0.5)	1.0
Adjusted fully-converted net income (loss)	$199.6	$(404.9)
Special items (Note 4):
Add: LCM inventory adjustment	(313.0)	—
Add: LCM inventory adjustment - SBR	(9.4)	(8.7)
Add: Martinez refinery fire expenses	11.5	78.1
Add: Gain on insurance recoveries, net	(106.5)	—
Add: Costs related to RBI initiative	9.4	—
Less: Recomputed income tax on special items (Note 3)	106.0	(18.1)
Adjusted fully-converted net income (loss) excluding special items	$(102.4)	$(353.6)

Weighted-average shares outstanding of PBF Energy Inc.	117,194,615	113,754,290
Conversion of PBF LLC Series A Units (Note 5)	862,219	862,780
Common stock equivalents (Note 6)	2,524,228	—
Fully-converted shares outstanding - diluted	120,581,062	114,617,070

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)	$1.65	$(3.53)

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$(0.88)	$(3.09)

	Three Months Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS	March 31,
	2026	2025
Income (loss) from operations	$299.6	$(511.2)
Special Items (Note 4):
Add: LCM inventory adjustment	(313.0)	—
Add: LCM inventory adjustment - SBR	(9.4)	(8.7)
Add: Martinez refinery fire expenses	11.5	78.1
Add: Gain on insurance recoveries, net	(106.5)	—
Add: Costs related to RBI initiative	9.4	—
Income (loss) from operations excluding special items	$(108.4)	$(441.8)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended
	March 31,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2026	2025
Net income (loss)	$200.2	$(405.9)
Add: Depreciation and amortization expense	158.8	171.3
Add: Interest expense, net	42.1	36.9
Add: Income tax expense (benefit)	58.3	(141.9)
EBITDA	$459.4	$(339.6)
Special Items (Note 4):
Add: LCM inventory adjustment	(313.0)	—
Add: LCM inventory adjustment - SBR	(9.4)	(8.7)
Add: Martinez refinery fire expenses	11.5	78.1
Add: Gain on insurance recoveries, net	(106.5)	—
Add: Costs related to RBI initiative	9.4	—
EBITDA excluding special items	$51.4	$(270.2)

	Three Months Ended
	March 31,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2026	2025
EBITDA	$459.4	$(339.6)
Add: Stock-based compensation	8.4	11.4
Add: Interest, depreciation, and amortization expense - SBR	8.9	16.6
Special Items (Note 4):
Add: LCM inventory adjustment	(313.0)	—
Add: LCM inventory adjustment - SBR	(9.4)	(8.7)
Add: Martinez refinery fire expenses	11.5	78.1
Add: Gain on insurance recoveries, net	(106.5)	—
Add: Costs related to RBI initiative	9.4	—
Adjusted EBITDA	$68.7	$(242.2)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	March 31,	December 31,
Balance Sheet Data:	2026	2025
Cash and cash equivalents	$541.8	$527.9
Inventories	3,078.2	2,563.1
Total assets	14,718.6	13,019.9
Total debt	2,802.3	2,148.3
Total equity	5,652.7	5,449.9
Total equity excluding special items (Note 4, 14)	$4,044.3	$4,143.5

Total debt to capitalization ratio (Note 14)	33%	28%
Total debt to capitalization ratio, excluding special items (Note 14)	41%	34%
Net debt to capitalization ratio (Note 14)	29%	23%
Net debt to capitalization ratio, excluding special items (Note 14)	36%	28%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)
	Three Months Ended March 31,
	2026	2025
Cash flows used in operating activities	$(323.7)	$(661.4)
Cash flows used in investing activities	(401.8)	(217.5)
Cash flows provided by financing activities	739.4	811.4
Net change in cash and cash equivalents	13.9	(67.5)
Cash and cash equivalents, beginning of period	527.9	536.1
Cash and cash equivalents, end of period	$541.8	$468.6

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended March 31, 2026
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,899.8	$93.2	$—	$(88.7)	$7,904.3
Cost of products and other	6,862.9	3.2	—	(84.2)	6,781.9
Operating expenses (income)	661.2	32.2	—	(4.5)	688.9
Depreciation and amortization expense	146.7	8.3	3.8	—	158.8
Other segment (income) expenses, net (a)	(106.2)	1.8	79.5	—	(24.9)
Income (loss) from operations	335.3	47.6	(83.3)	—	299.6
Interest (income) expense, net	(16.4)	(0.2)	58.7	—	42.1
Capital expenditures (b)	316.1	1.6	2.4	—	320.1

	Three Months Ended March 31, 2025
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,057.1	$94.5	$—	$(85.2)	$7,066.4
Cost of products and other	6,665.4	2.6	—	(80.9)	6,587.1
Operating expenses (income)	706.3	29.8	—	(4.3)	731.8
Depreciation and amortization expense	158.6	9.1	3.6	—	171.3
Other segment expenses, net (a)	—	1.6	85.8	—	87.4
Income (loss) from operations	(473.2)	51.4	(89.4)	—	(511.2)
Interest (income) expense, net	(4.5)	(0.2)	41.6	—	36.9
Capital expenditures	215.6	2.4	0.3	—	218.3

	Balance at March 31, 2026
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets (c)	$13,103.3	$670.0	$984.5	$(39.2)	$14,718.6

	Balance at December 31, 2025
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets (c)	$11,469.1	$683.4	$906.3	$(38.9)	$13,019.9

(a) Other segment (income) expenses, net include General and administrative expenses (excluding depreciation and amortization expenses), Gain on insurance recoveries, net, Equity (gain) loss in investee, and Loss on sale of assets.

(b) For the three months ended March 31, 2026, the Company’s refining segment Capital expenditures exclude $189.4 million of costs associated with the rebuild of units damaged by the Martinez refinery fire.

(c) As of March 31, 2026 and December 31, 2025, Corporate assets include the Company’s Equity method investment in SBR of $833.4 million and $826.3 million, respectively.

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
Market Indicators (dollars per barrel) (Note 9)	2026	2025
Dated Brent crude oil	$81.51	$75.64
West Texas Intermediate (WTI) crude oil	$72.73	$71.47
Light Louisiana Sweet (LLS) crude oil	$75.33	$74.38
Alaska North Slope (ANS) crude oil	$77.55	$75.83
Crack Spreads:
Dated Brent (NYH) 2-1-1	$26.48	$16.89
WTI (Chicago) 4-3-1	$19.39	$13.73
LLS (Gulf Coast) 2-1-1	$29.95	$17.27
ANS (West Coast-LA) 4-3-1	$36.65	$23.09
ANS (West Coast-SF) 3-2-1	$40.92	$25.55
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$8.77	$4.18
Dated Brent less Maya (heavy, sour)	$14.26	$10.51
Dated Brent less WTS (sour)	$10.21	$3.86
Dated Brent less ASCI (sour)	$7.28	$3.32
WTI less WCS (heavy, sour)	$15.51	$13.18
WTI less Bakken (light, sweet)	$2.00	$1.74
WTI less Syncrude (light, sweet)	$1.13	$2.69
WTI less LLS (light, sweet)	$(2.59)	$(2.91)
WTI less ANS (light, sweet)	$(4.82)	$(4.37)
Effective RIN basket price	$8.76	$4.75
Natural gas (dollars per MMBTU)	$3.47	$3.87

Key Operating Information
Production (barrels per day ("bpd") in thousands)	841.2	732.7
Crude oil and feedstocks throughput (bpd in thousands)	844.2	730.4
Total crude oil and feedstocks throughput (millions of barrels)	76.0	65.7
Consolidated gross margin per barrel of throughput	$3.66	$(6.39)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$9.53	$5.96
Refining operating expense, per barrel of throughput (Note 11)	$8.70	$10.74
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	24%	28%
Medium	39%	36%
Light	21%	22%
Other feedstocks and blends	16%	14%
Total throughput	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	43%	48%
Distillates and distillate blendstocks	34%	35%
Lubes	1%	1%
Chemicals	1%	1%
Other	21%	15%
Total yield	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	302.7	258.4
Crude oil and feedstocks throughput (bpd in thousands)	304.4	262.2
Total crude oil and feedstocks throughput (millions of barrels)	27.3	23.6
Gross margin per barrel of throughput	$8.90	$(4.15)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$11.68	$5.86
Refining operating expense, per barrel of throughput (Note 11, 12)	$6.68	$7.88
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	15%	27%
Medium	49%	40%
Light	16%	13%
Other feedstocks and blends	20%	20%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	37%	39%
Distillates and distillate blendstocks	38%	40%
Lubes	2%	2%
Chemicals	1%	1%
Other	21%	17%
Total yield	99%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	145.2	139.1
Crude oil and feedstocks throughput (bpd in thousands)	144.0	137.4
Total crude oil and feedstocks throughput (millions of barrels)	13.0	12.3
Gross margin per barrel of throughput	$13.99	$(2.48)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$7.34	$6.76
Refining operating expense, per barrel of throughput (Note 11, 12)	$7.47	$7.12
Crude and feedstocks (% of total throughput) (Note 13):
Medium	40%	40%
Light	56%	56%
Other feedstocks and blends	4%	4%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	51%	54%
Distillates and distillate blendstocks	42%	40%
Chemicals	3%	2%
Other	5%	5%
Total yield	101%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	187.5	158.9
Crude oil and feedstocks throughput (bpd in thousands)	185.1	157.8
Total crude oil and feedstocks throughput (millions of barrels)	16.7	14.2
Gross margin per barrel of throughput	$3.99	$(2.34)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$11.34	$5.32
Refining operating expense, per barrel of throughput (Note 11, 12)	$5.63	$6.15
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	16%	11%
Medium	39%	41%
Light	25%	32%
Other feedstocks and blends	20%	16%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	46%	49%
Distillates and distillate blendstocks	33%	31%
Chemicals	1%	1%
Other	21%	20%
Total yield	101%	101%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	205.8	176.3
Crude oil and feedstocks throughput (bpd in thousands)	210.7	173.0
Total crude oil and feedstocks throughput (millions of barrels)	19.0	15.6
Gross margin per barrel of throughput	$(13.18)	$(20.00)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$6.31	$6.05
Refining operating expense, per barrel of throughput (Note 11, 12)	$14.49	$22.17
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	61%	65%
Medium	21%	24%
Light	2%	—%
Other feedstocks and blends	16%	11%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	57%
Distillates and distillate blendstocks	24%	30%
Other	29%	15%
Total yield	98%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended March 31,
	2026		2025
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$7,904.3	$104.03	$7,066.4	$107.50
Less: Cost of sales	7,625.8	100.37	7,486.6	113.89
Consolidated gross margin	$278.5	$3.66	$(420.2)	$(6.39)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$278.5	$3.66	$(420.2)	$(6.39)
Add: Logistics operating expense	32.2	0.42	29.8	0.46
Add: Logistics depreciation expense	8.3	0.11	9.1	0.14
Less: Logistics gross margin	(90.0)	(1.17)	(91.9)	(1.40)
Add: Refining operating expense	661.2	8.70	706.3	10.74
Add: Refining depreciation expense	146.7	1.93	158.6	2.41
Gross refining margin	$1,036.9	$13.65	$391.7	$5.96
Special Items (Note 4):
Add: LCM inventory adjustment	(313.0)	(4.12)	—	—
Gross refining margin excluding special items	$723.9	$9.53	$391.7	$5.96

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitate an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s estimated annualized statutory corporate tax rate of approximately 26.0% for both the 2026 and 2025 periods, applied to net income (loss) attributable to noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the periods presented relate to LCM inventory adjustment, our share of the SBR LCM inventory adjustment, expenses associated with the Martinez refinery fire, gain on insurance recoveries, and costs related to RBI initiative, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 14.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement for inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are valued at the lower of cost or market with cost determined using the last-in, first-out (“LIFO”) inventory valuation methodology, under which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market price is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. When the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between periods. The net impact of these LCM inventory adjustments is included in the Refining segment’s income from operations, but excluded from the operating results presented, as applicable, to ensure comparability between periods.
PBF Energy LCM inventory adjustment - During the three months ended March 31, 2026, we reversed the $313.0 million LCM inventory reserve recorded at December 31, 2025. This reversal increased income from operations and net income by $313.0 million and $231.6 million, respectively, and resulted in no LCM inventory reserve at March 31, 2026. There were no such adjustments in the three months ended March 31, 2025.
SBR LCM inventory adjustment - During the three months ended March 31, 2026, SBR recorded adjustments to value its inventory to the LCM which increased its income from operations by $18.8 million. During the three months ended March 31, 2025, SBR recorded adjustments to value its inventory to the LCM which increased its income from operations by $17.4 million. Our Equity loss in investee includes our 50% share of these adjustments. For the three months ended March 31, 2026 and March 31, 2025, these LCM adjustments increased our income from operations by $9.4 million and $8.7 million, respectively ($7.0 million and $6.4 million, respectively, net of tax).

Martinez refinery fire expenses - During the three months ended March 31, 2026 and March 31, 2025, we recorded operating expenses associated with the Martinez refinery fire that decreased income from operations by $11.5 million and $78.1 million, respectively ($8.5 million and $57.8 million, respectively, net of tax).

Gain on insurance recoveries, net - During the three months ended March 31, 2026, we recorded gains on insurance recoveries associated with the Martinez refinery fire that increased income from operations and net income by $106.5 million and $78.8 million, respectively. There were no such gains in the three months ended March 31, 2025.

Costs related to RBI initiative - During the second quarter of 2025, we launched our RBI initiative as part of our ongoing strategic efforts to extract incremental value across our business. As a result, for the three months ended March 31, 2026, we recorded expenses related to the execution of this initiative that decreased income from operations and net income by $9.4 million and $7.0 million, respectively. These charges are included within General and administrative expenses. There were no such charges in the three months ended March 31, 2025.

Recomputed income tax on special items - The income tax impact on these special items is calculated using the tax rates shown in (3) above.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months ended March 31, 2026 and 2025, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 966,874 and 6,955,541 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months ended March 31, 2026 and March 31, 2025, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) Earnings before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, our share of SBR interest, depreciation, and amortization expense, LCM inventory adjustment, our share of the SBR LCM inventory adjustment, expenses associated with the Martinez refinery fire, gain on insurance recoveries, costs related to RBI initiative, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

As of March 31, 2026, our share of SBR interest, depreciation, and amortization expense, recorded within Equity loss in investee in the Condensed Consolidated Statements of Operations, is treated as an adjustment to EBITDA. Prior-period amounts in the table above has been conformed to the 2026 presentation.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of March 31, 2026, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), an indirect wholly-owned subsidiary of PBF Energy and PBF LLC, which owns or leases, operates, develops, and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) Our market indicators table summarizes certain market indicators relating to our operating results as reported by Platts, a division of The McGraw-Hill Companies. Effective RIN basket price is recalculated based on information as reported by Argus.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refining operating expenses, depreciation and amortization and gross margin of the Logistics segment. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as such benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refining operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) Refining operating expenses per barrel at the regional level exclude the impact of nonpermanent loss adjusted excess insurance premium costs.

(13) We define heavy crude oil as crude oil with American Petroleum Institute ("API") gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(14) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	March 31,	December 31,
	2026	2025
	(in millions)
Total debt	$2,802.3	$2,148.3
Total equity	5,652.7	5,449.9
Total capitalization	$8,455.0	$7,598.2

Total debt	$2,802.3	$2,148.3
Total equity excluding special items	4,044.3	4,143.5
Total capitalization excluding special items	$6,846.6	$6,291.8

Total equity	$5,652.7	$5,449.9
Special Items (Note 4)
Add: LCM inventory adjustment	(313.0)	—
Add: LCM inventory adjustment - SBR	(9.4)	—
Add: Martinez refinery fire expenses	11.5	—
Add: Gain on insurance recoveries, net	(106.5)	—
Add: Costs related to RBI initiative	9.4	—
Add: Cumulative historical equity adjustments (a)	(1,753.3)	(1,753.3)
Less: Recomputed income tax on special items	552.9	446.9
Net impact of special items	(1,608.4)	(1,306.4)
Total equity excluding special items	$4,044.3	$4,143.5

Total debt	$2,802.3	$2,148.3
Less: Cash and cash equivalents	541.8	527.9
Net debt	$2,260.5	$1,620.4

Total debt to capitalization ratio	33%	28%
Total debt to capitalization ratio, excluding special items	41%	34%
Net debt to capitalization ratio	29%	23%
Net debt to capitalization ratio, excluding special items	36%	28%

(a) All prior year special items are reflected on an aggregate basis within “Cumulative historical equity adjustments” before recomputed income tax effect. Refer to the Company’s 2025 Annual Report on Form 10-K (“Notes to Non-GAAP Financial Measures” within Management’s Discussion and Analysis of Financial Condition and Results of Operations) for a listing of special items included in cumulative historical equity adjustments prior to 2026.